UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) and (g) of The Securities Exchange Act of 1934

New Century Resources Corporation
(Exact name of Company as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0361773 (I.R.S. Employer Identification No.)

10 Dionysiou Solomou Street Leona Building, Suite 501 2406 Engomi Nicosia - Cyprus P.O.Box 25631 Nicosia (Address of principal executive offices)	1311 (Zip Code)

Company’s telephone number, including area code: +357 22816226

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

Copies to:

Heston Nielson, Esq.
876 Northcliffe Dr.
Salt Lake City, UT 84103
(801) 244-8755

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $0.001
(Title of class)

(Title of class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filers,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

New Century Resources Corporation

Item 1.  Business

Business Development

New Century Resources Corporation (the "Company", "our", "us" or "we") was incorporated under the laws of the State of Utah in July of 1979 as WEM Petroleum, Inc.  To fund its original business purpose, WEM Petroleum, Inc. filed a registration statement under the Utah Securities Act, and relied on the exemption from federal registration provided for in Section 3(a)11, Rule 147, of the Securities Act of 1933,  as amended (the "Securities Act"), for the purpose of offering for sale an aggregate of 4,000,000 of its unregistered common shares on an intrastate basis.  The Issuer's Prospectus was declared effective on September 19, 1979 and the Company closed its offering with all shares offered sold to residents of the State of Utah for gross proceeds of $100,000.  The Company subsequently amended its Articles of Incorporation to increase in its capital from 10,000,000 common shares authorized to 50,000,000 common shares authorized.  From inception through 1981, the Company conducted operations in the oil and gas industry. Pursuant to an option granted the Company in August of 1979, the Company exercised its right to drill exploratory wells on 640 acres in Cache County, Utah. Although various wells were drilled and completed, the Company did not realize any revenues from these oil and gas operations. In 1984, the Company attempted to refocus its business efforts into the mining industry by entering into an option to lease property and mining equipment in Montana. It ceased any significant business operations in the latter part of the 1980's when it failed to exercise the option, due to lack of funding. In 1988, the Company made an effort to commence conducting business again by expanding its business purpose to include the marketing and development of high-tech products. The Company's Board was also authorized to seek out suitable candidates for acquisition or merger. In addition, the Company authorized a reverse split of its issued and outstanding shares one (1) share for ten (10) shares, although the same was never affected. The Company ceased doing business until late 1993.

In October 1993, the Corporation changed its name to New Century Resources Corporation, acquiring 100% of the outstanding stock of G.C. Gulf Western Trading Limited (G.C.) in exchange for 7,200,000 shares of stock, which gave the stockholders of G.C. control of the Corporation by which it has conducted its operations. This acquisition was accounted for as a reverse merger or recapitalization of G.C.  No goodwill or other write-up to fair market value of the assets of G.C. occurred at the time of the merger. In 1994, the company was re-domiciled in the state of Nevada. The Nevada entity became the surviving corporation and the Utah Corporation was dissolved on February 14, 1994. As a result of the merger/change of domicile, the Articles of Incorporation of the Nevada entity became the Articles of the Company.

The Company divested itself of its 100% owned subsidiary G.C. on December 12, 2000, thereby eliminating the Trekkopje mining claims, a capitalized cost of $10,533,252, the related liabilities amounting to $8,500,000 from its acquisition, the note payable to its principal stockholder, which aggregated, came to a total of $1,046,640, and any claims to accrued interest. This divestiture was the unanimous decision of the board of directors, which was based in part, upon the Corporation's inability to raise the necessary capital to fund the exploration and development of the Trekkopje Uranium reserves. In addition, a feasibility study conducted by Dr. Brian Hamilton Jones played crucial role in their decision making process, concluding that, due to the current Uranium market, exploitation of the Uranium reserves on the property would not be financially viable, and did not foresee any immediate or mid-term prospects in world market conditions and pricing which would lead to a pricing level justifiable of the exploitation of the Uranium reserves.

The Company has no commitments, understandings, or agreements with regard to any proposed business operations or opportunities. It is the intention of Management to actively solicit interested third parties who may be interested in acquiring a controlling interest in what is essentially a "shell" corporation. Such transactions are commonly referred to as "reverse mergers", whereby the Company would acquire all the issued and outstanding shares of a private entity in exchange for a controlling interest in the public company. No assurance can be given that Management of the Company will be successful in attracting a suitable candidate for this type of transaction or some other type of business combination; or what time frame might be involved in consummating any such transaction.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of December 12, 2000.

Upon the disposition the Company re-entered the business development stage, and accumulated deficits during the business development stage are reported effective as of January 1, 2005.

Business of Issuer

Our discussion of the proposed business under this caption and throughout this Registration Statement is purposefully general and is not meant to restrict our virtually unlimited discretion to search for and enter into potential business opportunities.

Based on proposed business activities, we are a "blank check" company. The U.S. Securities and Exchange Commission (the "SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies."  Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the "Securities Act"), we also qualify as a "shell company," because we have no (or nominal) assets other than cash and no (or nominal) operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

No trading market currently exists for our securities, and management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, or to register any securities under the Securities Act or state blue sky laws or the regulations thereunder until we have successfully concluded a business combination.  We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

As of the most recent audited period, we have generated no revenues or earnings from operations and possess no significant assets or financial resources.  As of December 31, 2013, we had $0 of cash on hand.  Also, our independent auditor’s report expressed substantial doubt about our ability to continue as a going concern.

We were originally organized as a company that conducted operations in the oil and gas industry, however, we are currently seeking a business opportunity.  Currently we are a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may combine with any type of business that management believes to offer the greatest opportunity.

We have conducted limited business operations since our inception, and expect to conduct no operations in the future, other than our efforts to effectuate a business combination.  We, therefore, can be characterized as a "shell" corporation.  As a "shell" corporation, we face risks inherent in the investigation, acquisition, or involvement in a new business opportunity.  Further, as a "development stage" or "start-up" company, we face all of the unforeseen costs, expenses, problems, and difficulties related to such companies, including whether we will continue to be a going concern entity for the foreseeable future.

There are no acquisitions, business combinations, or mergers pending or which have occurred involving the Company.  Presently, we have no plans, proposals, agreements, understandings or arrangements of any kind or nature whatsoever to acquire or merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation.

Upon the effectiveness of this Registration Statement, we will commence the search for a suitable target business.  The analysis of new business opportunities will be undertaken by, or under the supervision of, our officers and directors, and by our shareholders.  In our efforts to analyze potential acquisition targets, we will consider the following types of factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the merger or acquisition opportunity.

We anticipate that we will locate and make contact with target businesses primarily through the reputation and efforts of our shareholders and directors, who will meet with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, or undertake such reasonable investigation as deemed appropriate.  The Company has a network of business contacts, and we anticipate that prospective target businesses will be referred to us through this network of contacts.

In connection with our evaluation of a prospective target business, the Company will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us.  The time and costs required to select and evaluate a target business, including conducting a due diligence review, negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable Federal securities laws, state blue sky laws, foreign securities laws, if any, and corporation laws cannot presently be ascertained with any degree of certainty.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable and may reduce the amount of capital available to otherwise complete a business combination or for the resulting entity to utilize.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to us of the related costs incurred.

We presently have no employees apart from our management.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Our officers and directors are engaged in outside business activities and anticipate that they will devote to the business very limited time until the acquisition of a successful business opportunity has been identified.  However, our officers and directors will devote such time as is reasonably necessary to carry out the business and affairs of the Company, including, the evaluation of potential target businesses and the negotiation of a business combination, and, as a result, the amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiations of a business combination.

Other than that certain convertible promissory note issued to George Christodoulou on January 8, 2012 in the principal amount of $8,500 accruing interest at 10% per annum for a period of two years, convertible into fully-paid and nonassesable shares of the Company’s common stock at par value and that certain convertible promissory note issued to Robert J. Nielson on January 8, 2012 in principal amount of $7,622 accruing interest at 10% per annum for a period of two years, convertible into fully-paid and nonassesable shares of the Company’s common stock at par value, we have no other commitments as of the date of this registration statement to issue any shares of common stock, preferred stock, options or warrants or other equity consideration.  We will, in all likelihood, issue a substantial number of additional securities in connection with the consummation of a business combination.  To the extent that such additional securities are issued, dilution to the interests of our shareholders will inevitably occur.  Additionally, if a substantial number of shares of common stock are issued in connection with the consummation of a business combination, a change in our control will occur which will also likely affect, among other things, our ability to utilize net operating loss carry forwards, if any.

Any such change in control will likely result in the resignation or removal of our officers and directors.  If there is a change in the people serving as our officers and directors, no assurance can be given as to the experience or qualifications of our new management.  Our majority shareholder, Mr. George Christodoulou, considers it likely that in order to consummate a business combination, a change in control will ultimately occur; therefore, he anticipates offering not less than a controlling interest to a target business in order to effectuate a business combination.  This will require the consent of our majority shareholder, Mr. Christodoulou, to achieve.

Our majority shareholder may actively negotiate for or otherwise consent to the disposition of any portion of his common stock as a condition to or in connection with a business combination.  Therefore, it is possible that the terms of any business combination will provide for the sale of all or any portion of the shares of common stock owned beneficially by our majority shareholder.  If we have additional shareholders at the time a business combination is effected, it is possible that none of our other shareholders other than our current majority shareholder will be afforded the right to sell their shares of common stock in connection with a business combination pursuant to the same terms that our current shareholders will be provided.

  There are currently no limitations relating to our ability to borrow funds to increase the amount of capital available to us to effect a business combination or otherwise finance the operations of the target business.  However, our limited resources and lack of operating history could make it difficult for us to borrow additional funds from other sources.  The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, potential lenders' evaluation of our ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions.  We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements, if required or otherwise sought, would be available on terms commercially acceptable or otherwise in our best interests.  Our inability to borrow funds required to effect or facilitate a business combination, or to provide funds for an additional infusion of capital into a target business, may have a material adverse effect on our financial condition and future prospects, including the ability to effect a business combination.  To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.  Furthermore, a target business may have already incurred debt financing and, therefore, all the risks inherent thereto.

If our securities are issued as part of an acquisition, such securities are required to be issued either in reliance upon exemptions from registration under applicable Federal or state securities laws or registered for public distribution.  We intend to primarily target only those companies where an exemption from registration would be available; however, since the structure of the business combination has yet to be determined, no assurances can be made that we will be able to rely on such exemptions.  Registration of securities typically requires significant costs and time delays are typically encountered.  In addition, the issuance of additional securities and their potential sale in any trading market which might develop in our common stock, of which there is presently no trading market and no assurances can be given that one will develop, could depress the price of our common stock in any market which may develop in our common stock.  Further, such issuance of additional securities would result in a decrease in the percentage ownership of our shareholders.

Due to our small size and limited amount of capital, our ability to raise additional capital, if and when needed, could be constrained.  Until such time as any enterprise, product or service which we acquire generates revenues sufficient to cover operating costs, it is conceivable that we could find ourselves in a situation where we need additional funds in order to continue our operations.  This need could arise at a time when we are unable to borrow funds and when market acceptance for the sale of additional shares of our common stock does not exist. See Item 2, "Management's Discussion and Analysis or Plan of Operation".

We have neither the present intention, nor does the present potential exist for us, to consummate a business combination with a target business in which our officers and directors or their affiliates or associates, directly or indirectly, have a pecuniary interest, although no existing corporate policies would prevent this from occurring.  Although there are no current plans to do so, we may engage the services of professional firms that specialize in finding business acquisitions and pay a finder's fee or other compensation.  Since we have no current plans to utilize any outside consultants or advisors to assist in a business combination, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.  However, because of our limited resources, it is likely that any such fee we agree to pay would be paid in cash and/or shares of our common stock.  In no event will we pay a finder's fee or commission to any officer or director or to any entity with which they are affiliated for such service.  Moreover, in no event shall we issue any of our securities to any of our officers, directors, or promoters, if any, or any of their respective affiliates or associates, in connection with activities designed to locate a target business.

Investment Company Act and Other Regulation

We may participate in a business combination by purchasing, trading or selling the securities of such target business.  We do not, however, intend to engage primarily in such activities.  Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Act"), and, therefore, to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

We will not enter into any business combination until the target business has obtained the requisite audited financial statements required to be included in a report on Form 8-K to be filed by us with the SEC pursuant to the requirements of Form 8-K, the Exchange Act, and the applicable rules and regulations thereunder.

No assurances are given that subsequent to such a business combination that a trading market in our securities will develop, or, if such a trading market is developed, that it can be maintained with liquidity.  We presently have 50,000,000 shares of preferred stock authorized; none of these shares are currently issued and outstanding.  We presently have 200,000,000 shares of common stock authorized, of which, 12,481,724 shares of common stock are currently issued and outstanding.  As of the date hereof, other than mentioned herein, we have not provided to any shareholder registration rights to register under the Securities Act any shares of common stock of the Company.  See "Market Price of and Dividends on the Company’s Common Equity and Related Shareholder Matters".

We cannot estimate the time that it will take to effectuate a business combination.  It could be time consuming, and possibly in excess of many months or years.  Additionally, no assurance can be made that we will be able to effectuate a business combination on favorable terms, or, if such a business combination can be effected at all.  We might identify and effectuate a business combination with a target business which proves to be unsuccessful for any number of reasons, many of which are due to the fact that the target business is not identified at this time.  If this occurs, the Company and its shareholders might not realize any type of profit.

No assurances can be given that we will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Acquisition

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of our company and the promoters of the opportunity, and the relative negotiating strength of our company and such promoters.  Until we find such opportunity, we cannot state how the transaction will be structured or the sum required to consummate the acquisition or reverse merger.  We anticipate that the Company would issue shares to the target company making the target company’s shareholders the majority shareholders of New Century Resources Corporation.  It is possible that some New Century Resources Corporation shareholders will sell some or all of their shares in a private transaction in connection with the merger or acquisition.  However, until a target is identified and a definitive agreement entered, it is impossible to state what the terms of the transaction might be or the amount required to consummate the transaction.

As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations.  We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment for us, the target business and their respective stockholders.  There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our proposed tax treatment of a particular business combination.

       It is likely that we will acquire our participation in a business opportunity through the issuance of our own stock or other securities of our company.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares.  Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  This could result in substantial additional dilution to the equity of those who were stockholders of our company prior to such reorganization.

To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to us, the target business and their respective stockholders.  Tax considerations, as well as other relevant factors, will be evaluated in determining the precise structure of a particular business combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

Our present stockholders will likely not have control of a majority of the voting shares following a reorganization transaction.  As part of such a transaction, all or a majority of our directors may resign and new directors may be appointed without any vote by stockholders.

       In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders, other than our current stockholders.  In the case of a statutory merger or consolidation directly involving our company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

We believe the sum required to consummate our acquisition or reverse merger is not determinable until the Company knows the terms of the transaction.  The amount of cash the Company has on hand as of June 30, 2014 is $0.  Such acquisition or reverse merger may be costly.  We currently have very limited resources with which to complete the acquisition or reverse merger, and we have no cash to complete the acquisition or reverse merger.

Voluntary Exchange Act Registration

        We are voluntarily filing this Registration Statement with the SEC, but we are under no obligation to do so pursuant to the requirements of the Exchange Act.

Item 1a.  Risk Factors

1.	Our business is difficult to evaluate because we have limited operating history.

As we have limited operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination.  The Company has determined that because of its lack of revenue, it is not justified for the Company to leave the development stage.  As such, we are considered a development stage company.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination.  This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

2.	There is competition for those private companies suitable for a merger or acquisition transaction of the types contemplated by management.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of, small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

3.	Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity.  While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

While seeking a business combination, management anticipates devoting no more than a few hours per week to our Company's affairs in total.  Our directors have not entered into a written employment agreement with us and are not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

4.	There is a limited ability to evaluate target business’ management.

While our ability to successfully effect a business combination will be dependent upon certain key personnel, the future role of such personnel in the target business cannot presently be stated with any certainty.  Our officers and directors may not remain associated in any operational capacity with us following a business combination.  Moreover, our officers and directors may not have any experience or knowledge relating to the operations of the particular target business.  Furthermore, although we intend to scrutinize the management team of a prospective target business in connection with evaluating the desirability of effecting a business combination with such target business, our assessment of such management team may prove not to be correct, especially since our officers and directors are not professional business analysts.  See "Directors, Executive Officers, Promoters and Control Persons".

Accordingly, we may be completely dependent on the ability of the management team of the target business who are unidentifiable as of the date hereof.  In addition, such future management team may not have the necessary skills, qualifications or abilities to manage a public company.  We may also seek to recruit additional managers to supplement the incumbent management team of the target business.  However, we may not have the ability to recruit such additional managers, or that such additional managers will have the requisite skill, knowledge or experience necessary or desirable to enhance the incumbent management team.

5.	No opportunity for non-affiliate shareholder evaluation or approval of business combinations

Our non-affiliate shareholders, if any, will, in all likelihood, not receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us in connection with selecting a potential business combination until after we have entered into an agreement to effectuate a business combination. Such agreement to effectuate a business combination, however, will be subject to shareholder approval pursuant to applicable law. As a result, our non-affiliate shareholders, if any, will be almost entirely dependent on the judgment and experience of our officers and directors, their advisors, and perhaps also with the judgment of our  other shareholders, in connection with the selection and ultimate consummation of a business combination. In addition, under Nevada law, the form of business combination could have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to our common stock) to shareholders disapproving the proposed business combination. See Item 1, "Description of Business – Business of Issuer" and Item 7, "Certain Relationships and Related Transactions and Director Independence".

Under Nevada law, the form of business combination impacts the availability of dissenter’s rights disapproving the proposed business combination because pursuant to NRS 92A.300 through 92A.500, inclusive of the NRS (the “Dissenters’ Rights Statutes”), stockholders who did not consent with respect to the merger are entitled to assert dissenters’ rights and demand payment of the fair value of their shares, in accordance with the provisions of the Dissenters’ Rights Statutes.  The “fair value” of a dissenter’s shares means the value of such shares immediately before the effectuation of the merger, excluding any appreciation or depreciation in anticipation of the merger to which the dissenter objects, unless of any appreciation or depreciation would be inequitable.

6.	The Company has no existing agreement for a business combination or other transaction.

        There are no acquisitions, business combinations, or mergers pending or which have occurred involving the Company. Presently, we have no plans, proposals, agreements, understandings or arrangements of any kind or nature whatsoever to acquire or merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation.

7.	The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.  The cost of this may be several thousand dollars, of which the Company currently does not have.  Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

8.	The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act, since we will not be engaged in the business of investing or trading in securities.  If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

9.	Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

10.	There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock.  Further, no public trading market is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business and thereafter file a registration statement under the Securities Act.  Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by

Rule 144 under, or Section 4(1) of, the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the SEC’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000. This letter provides that certain private transfers of the shares also may be prohibited without registration under federal securities laws. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

Penny Stock Regulations - State Blue Sky Restrictions - Restrictions on Marketability

The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser's written agreement of the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of any shareholder to sell shares of common stock in the secondary market.

In addition, the SEC has adopted a number of rules to regulate "penny stocks".  Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-9 under the Exchange Act.  Because our securities may from time to time, and at the present time, constitute "penny stocks" within the meaning of these rules, the rules would apply to the Company and to its securities.  These rules may further affect the ability of our shareholder to sell their shares in any public market which might develop.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include the following:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•
excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

We are aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, our officers and directors will strive within the confines of practical limitations and applicable laws and regulations to prevent the described patterns from being established with respect to our securities.

11.	We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

12.	The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction.  Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

13.           A merger, acquisition, or joint venture would most likely be exclusive, resulting in a lack of diversification.

        Management anticipates that it may be able to participate in only one potential business venture because a business partner might require exclusivity.  This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

14.	The Company will have no revenues unless and until it merges with, acquires, or is acquired by an operating business.

We are a development stage company and have had no revenues from operations.  We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

15.	The Company may issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Articles of Incorporation authorize the issuance of a maximum of 200,000,000 shares of common stock, and 50,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.
16.	The Company has convertible promissory notes which if converted will result in substantial dilution.

The Company issued convertible promissory notes to its president George Christodoulou and significant shareholder Robert J. Nielson.  These notes allow the holders, at their election, to convert the outstanding balance into shares of the Company’s common stock.  In the event these note holders convert their notes into common stock, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

17.           The company has not conducted market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities.  Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to acquire a business opportunity on terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

18.	Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist if we assist a privately held business to become public through a "reverse merger."  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

19.	We cannot ensure that our common stock will be listed on the NASDAQ or any other exchange following a business combination.

Following a business combination, we may seek the listing of our common stock on NASDAQ or another securities exchange.  However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of NASDAQ or any other stock exchange, or that we will be able to maintain a listing of our common stock on NASDAQ or any other stock exchange.  After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we may seek to become eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination.

20.	Director Conflict of Interest

Our officers and directors are not required to commit their full time to our affairs and, accordingly, such person may have a conflict of interest in allocating management time among various business activities.  Our officers and directors engages in other business activities similar and dissimilar to those we are engaged in without any limitations or restrictions applicable to such activities (see, for example Item 5, "Directors and Executive Officers, Promoters and Control Persons", for a description of our officer and director's other business affiliations).  To the extent that our officers and directors engages in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or have an interest, rather than diverting such opportunities to us.  As no policy has been established for the resolution of such a conflict, we could be adversely affected should our officers and directors choose to place other business interests before ours.  No assurance can be given that such potential conflicts of interest will not cause us to lose potential opportunities.  Our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.  Our officers and directors may have conflicts of interest in determining which entity a particular business opportunity should be presented.  Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting certain business opportunities to multiple entities.  In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the board of directors with respect to the foregoing criteria.  There can be no assurances that any of the foregoing conflicts will be resolved in our favor.  We may also consider business combinations with entities owned or controlled by persons other than those persons described above.  There can be no assurances that any of the foregoing conflicts will be resolved in our favor.

21.	Difficult economic conditions could harm our business.

Global, national, and local economic conditions continue to be challenging.  Although the economy appears to be recovering in some countries, it is not possible for us to predict the extent and timing of any improvement in the global economic conditions.  Even with continued growth in many markets during this period, an economic downturn could adversely impact our business currently and in the future, particularly if the economic conditions are prolonged or worsened.  In addition, such economic conditions may adversely impact access to capital for us, or our ability to effectuate a reverse merger.  This could materially impact your investment in our Company, resulting in the loss of part or all of your investment.

22.	Our auditor has expressed substantial doubt about our ability to continue as a going concern.

Currently, our auditor has expressed substantial doubt about our ability to continue as a going concern.  If we are unable to continue as a going concern, investors may face a complete loss of their investment.  Further, if our business fails any investors in our Company may face a complete loss of their investment.

23.	FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

24.   Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.  Any failure to implement effectively new or improved internal controls or to resolve difficulties in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting.  Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

25.	You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock, and we cannot guarantee that a meaningful trading market will develop. Furthermore, if our stock ever becomes tradable, of which we cannot guarantee, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

26.	Once we become a public company we will incur the expenses of complying with public company reporting requirements.

We will have an obligation to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome.

27.	We may experience difficulties in the future in complying with Section 404 of the Sarbanes-Oxley Act.

Once we become a public company, we will be required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.  In this regard, we will be required to comply with the internal control requirements of Section 404 of the Sarbanes-Oxley Act for each fiscal year.  If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties, and/or stockholder litigation.  Any inability to provide reliable financial reports could harm our business.  Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations.

If we fail to maintain proper and effective internal controls in future periods, it could adversely affect our operating results, financial condition, and our ability to run our business effectively and could cause investors to lose confidence in our financial reporting.

27.        We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

     We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

    In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

    We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

28.     Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

   Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Item 2.  Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Although we were organized to engage in oil and gas exploration, we currently are a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital.  In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We do not currently engage in any business activities that provide cash flow.  The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by our stockholders, or another source.

During the next 12 months, we anticipate incurring costs related to filing of Exchange Act reports and costs relating to consummating an acquisition.  We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

We have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us.  Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization.  This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

In light of our competitive disadvantages, our strategy for successfully identifying and completing business combinations when we are competing with entities that possess great financial, technical and managerial capabilities is as follows.

POTENTIAL TARGET COMPANIES

A business entity, if any, which may be interested in a business combination with the Company may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

•	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

•	a foreign company which may wish an initial entry into the United States securities market;

•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

•	a company seeking one or more of the other perceived benefits of becoming a public company.

It is possible that a potential business opportunity may not be beneficial or desirable for our shareholders.  A potential target may not be able to find an underwriter because the business opportunity is too risky, the target does not have significant operations, the target has limited history of operations or many other reasons.  As a part of due diligence investigation of any potential target, the Company will assess the desirability of any identified target with regard to the risks it may present.

A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of the Company, and the substitution by the target company of its own management and board of directors. No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

The Company is seeking to acquire assets or shares of an entity actively engaged in business which generates revenues. The Company has no particular acquisitions in mind and has not entered into any negotiations regarding such acquisition.  The Company’s officers and directors have not engaged in any substantive contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company does not anticipate engaging any professional firms or other individuals that specialize in business acquisitions but will rely upon the Company’s business contacts and relationships in seeking a suitable acquisition.

As part of our investigation of business opportunities, the Company's management may meet personally with management and key personnel of the firm sponsoring the business opportunity.  The Company may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and conduct other reasonable measures.

We will generally ask to be provided with written materials regarding the business opportunity.  These materials may include the following:

•	descriptions of product, service and company history; management resumes;
•	financial information;
•	available projections with related assumptions upon which they are based;
•	an explanation of proprietary products and services;
•	evidence of existing patents, trademarks or service marks or rights thereto;
•	present and proposed forms of compensation to management;
•	a description of transactions between the prospective entity and its affiliates;
•	relevant analysis of risks and competitive conditions;
•	a financial plan of operation and estimated capital requirements;
•	and other information deemed relevant.

 We believe an acquisition or merger with the Company may be an appealing avenue for a private company seeking to enter the public company sector because the Company intends to apply for a trading symbol and quotation on the Over-the-Counter Bulletin Board and/or OTC Markets.  Any private company can file their own registration statement with the Securities and Exchange Commission in order to become a public company.  Once a registration statement is declared effective, the registrant must then provide certain information through a market maker for application for a trading symbol.  Both the registration statement process and application for a trading symbol can be lengthy and expensive.  Often, a private company will opt to merge with or be acquired by a company that is already public and has a trading symbol in order to reduce the time and expense required to go public on their own.

Any private company that enters a merger or acquisition transaction with the Company must provide all the information required by the Securities and Exchange Commission in a Form 10 registration statement, including audited financial statements, which will be filed with the Securities and Exchange Commission in a Form 8-K Current Report within four days of closing the transaction.  The private company will incur significant expense in providing the required information.

If the Company enters into a transaction with a private company, it will likely first liquidate the assets and pay off the liabilities so the private company will not receive any benefit of assets currently held by the Company.

The Company will not seek shareholder approval for any merger, acquisition or similar reorganization.  Shareholder approval for this type of business opportunity is not required under Nevada law nor is it required by the Company’s Articles of Incorporation. Shareholder approval will be required if the transaction requires a name change, change in capital structure of the Company, stock splits or any other action that requires shareholder approval under Nevada law or our Articles of Incorporation.  In the event shareholder approval is required for actions other than a business opportunity, the Company will prepare, file with the SEC and mail to shareholders the appropriate information statement or proxy statement, if required.

The Company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do so under the Securities Exchange Act of 1934. Because we are a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Section, 100 F Street, N.E. Room 1580, Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.

We believe the sum required to consummate our acquisition or reverse merger is not determinable until the Company knows the terms of the transaction.  The amount of cash the Company had on hand as of June 30, 2014 is $0.  Such acquisition or reverse merger may be costly.  We currently have very limited resources with which to complete the acquisition or reverse merger and no cash.  If we are able raise any capital, all of our cash may be exhausted prior to or in the process of trying to complete the acquisition or reverse merger.

Item 3.  Properties

The Company owns no property.  The principal office of the Company is located at 10 Dionysiou Solomou Street, Leona Building, suite 501, 2406 Engomi, Nicosia – Cyprus, P.O.Box 25631, Nicosia, at the office of the President.  This space is provided to us rent-free.  We believe these facilities are adequate to serve our needs until such time as a business combination, if any, occurs.  We expect to be able to utilize these facilities, free of charge, until such time as a business combination, if any, occurs.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, the number of shares of common stock owned of record and beneficially by executive officers, directors and person who hold 5% or more of the outstanding common stock of the Company.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage Ownership of Common stock(1)	Position(s) with or Relationship to Company

George Christodoulou 10 Dionysiou Solomou Street, Leona Building, suite 501, 2406 Engomi, Nicosia – Cyprus, P.O.Box 25631, Nicosia	5,450,000(1)	43.66%	President, CEO, CFO and Director
Mark Christodoulou 10 Dionysiou Solomou Street, Leona Building, suite 501, 2406 Engomi, Nicosia – Cyprus, P.O.Box 25631, Nicosia	0	0%	Secretary and Director

Solon Pittarides 10 Dionysiou Solomou Street, Leona Building, suite 501, 2406 Engomi, Nicosia – Cyprus, P.O.Box 25631, Nicosia	1,000,000	8.01%	Director
Shirley Christodoulou 10 Dionysiou Solomou Street, Leona Building, suite 501, 2406 Engomi, Nicosia – Cyprus, P.O.Box 25631, Nicosia	5,450,000(2)	43.66%	5% or more Shareholder
Peavine Consultants, Inc. (3) 986 E. Wheeler Farm Cv Salt Lake City, UT 84121	4,000,000	32.05%	5% or more Shareholder

(1) George Christodoulou personally owns 1,650,000 common shares, and 1,000,000 common shares held in the name of Costa Vassiliades who passed away in January 2014.   George Christodoulou has yet to have Costa Vassiliades’ common shares transferred into his name.   George Christodoulou is deemed to beneficially own the shares of his wife Shirley Christodoulou, who owns 2,800,000 common shares.

(2) Shirley Christodoulou personally owns 2,800,000 common shares and is deemed to beneficially own the shares of her husband
George Christodoulou, who owns 2,650,000 common shares.

(3) Robert J. Nielson is the sole officer and director of Peavine Consultants, Inc. and therefore is deemed to beneficially own the common shares of Peavine Consultants, Inc.

Item 5.  Directors and Executive Officers

Directors and Executive Partners

Our executive officers and directors and additional information is as follows:

Name	Age	Position
____________________________________	____________________________________	___________________________________

George Christodoulou	71	President, CEO, CFO and Director

Mark Christodoulou	50	Secretary and Director

Solon Piitarides	82	Director

George Christodoulou:

Mr. Christodoulou, age 71, received his secondary education in South Africa where he completed post high school classes in mechanical engineering and geology. He relocated to Cyprus in 1983 where he organized and has, since that date, been the President and Chief Executive Officer of G.C. Gulf Group of Companies, a group of approximately nine companies including DimacorDiamond Mining Company Pty. Ltd., Loston Diamond Mine Pty. Ltd. and Loxton Exploration Pty. Ltd., African Coast Diamonds and Minerals (Pty.) Ltd., GSE Diamond Merchants (Pty) Ltd., GC Gulf Minerals, Ltd. and GC Gulf Western Trading, Ltd., Petroleum Development Services Marketing, Ltd. and Gulf Western Mining Ltd., all of which are and have been involved in various forms of trading, mineral exploration and mining. He has been engaged in the mineral exploration and mining business for more than thirty years.

Mark Christodoulou:

Mark Christodoulou, age 50, graduated from the University of Witwatersrand in 1985.  Since that time, he has worked in marketing at GC Gulf Minerals Ltd. in Nicosia, Cyprus, as a consultant and analyst at Byrne Fleming Management Consultancy in Johannesburg, South Africa, as analyst and director of sales at Corporate Intelligence in Johannesburg, South Africa.  Since 2001, Mark has worked GC Gulf Minerals where he is currently an Executive Vice President and a member of the Board of Directors.  Mark Christodoulou is the son of our president George Christodoulou.

Solon Piitarides:

Solon Piitarides, age 82, is currently the Chairman and Managing Director of Fairways Limassol Ltd., representative of Mitsubishi Motors, the largest automotive dealer in Cyprus, where he has worked since 1967. During that period he has been actively involved in government and party responsibilities in Cyprus, and has been the Chief Executive Officer of a seven company group of family real property holding and development companies under the leadership of Solon Piitarides Developments, Ltd., a Cyprus corporation.

To the knowledge of management, during the past ten years, no present or former directors, executive officer or person nominated to become a director or an executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations or other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity.

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal Commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Significant Employees

We have no significant employees other than our officers and directors.

Audit Committee

The board of directors acts as the Audit Committee and the Board has no separate committees.  We have no qualified financial experts at this time because we have not been able to hire a qualified candidate.  Further, we believe that we have inadequate financial resources at this time to hire such an expert.  We intend to continue to search for a qualified individual for hire.

Item 6.  Executive Compensation

Our officers and directors do not receive any compensation for their services rendered to us and have not received such compensation in the past.  No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.  Our officers and directors intend to devote no more than a few hours a week to our affairs.

Neither the officers, directors nor the shareholders will receive a finder's fee or other compensation, either directly or indirectly, as a result of their efforts to implement our business plan outlined herein.

It is possible that, after we successfully consummate a business combination with an entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

The following tables set forth the cash and other compensation paid by the Company to its President and all other executive officers and directors during the period from inception through the date of this filing.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
George Christodoulou, President,CEO, CFO & Director	2013 2012	None None	None None	None None	None Convertible Promissory Note for $8,500	None $8,500

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Mark Christodoulou, Secretary & Director	2013 2012	None None	None None	None None	None None	None None

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Solon Piitarides, Director	2013 2012	None None	None None	None None	None None	None None

Item 7.  Certain Relationships and Related Transactions and Director Independence

Neither our officers, directors nor any shareholder, promoter or affiliate have, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired through security holdings, contracts, options, or otherwise.

On January 8, 2012, George Christodoulou entered into a convertible promissory note with the Company in the principal amount of $8,500 accruing interest at 10% per annum for a period of two years, convertible into fully-paid and nonassesable shares of the Company’s common stock.

On January 8, 2012, Robert J. Nielson entered into a convertible promissory note with the Company in the principal amount of $7,622 accruing interest at 10% per annum for a period of two years, convertible into fully-paid and nonassesable shares of the Company’s common stock.

It is not currently anticipated that any finder's fee shall be paid to our officers and/or directors, or to any other affiliate, if any.  See Item 6 “Executive Compensation.”

Our officers and directors may actively negotiate for or otherwise consent to the disposition of any portion of the outstanding shares of common stock, as a condition to or in connection with a business combination.  Therefore, it is possible that the terms of any business combination will provide for the sale of some or all of the shares of common stock held by the directors and/or by one or more of the other shareholders.  However, it is possible that other shareholders of the Company will not be afforded the right to sell all or a portion of their shares of common stock in connection with a business combination pursuant to the same terms pertaining to our directors’, and/or other shareholders’, beneficially owned shares.  Also, such other shareholders may not be afforded an opportunity to approve or consent to the sale of the directors or other shareholders’ shares of common stock in connection with a business combination.  See also, Item 1 “Description of Business” and Item 2 “Management’s Discussion and Analysis.”  It is more likely than not that any sale of securities by our founding shareholders to an acquisition candidate would be at a price substantially higher than that originally paid by such founders.  Any payment to such founding shareholder in the context of an acquisition involving us would be determined entirely by largely unforeseeable terms of a future agreement with an unidentified business entity.  See, e.g., Item 1 “Description of Business.”

Item 8. Legal Proceedings

There are no legal proceedings to which we are presently a party, and we are not aware of any legal proceedings threatened or contemplated against us.

Item 9.  Market Price of and Dividends on Company’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock has not been registered with the SEC or any state securities agency or authority.  No public trading market presently exists for our shares of common stock, and there are no present plans, proposals, arrangements or understandings with any person with regard to the development of any trading market in any of our securities.  No assurances can be made that a trading market for our common stock will ever develop.  No shares of common stock have been registered for resale under the blue sky laws of any state.  The holders of shares of common stock, and persons who may desire to purchase shares of common stock in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of shareholders to sell their shares and of purchasers to purchase the shares of common stock.  Some jurisdictions may not allow the trading or resale of blind pool or "blank-check" securities under any circumstances.  Accordingly, shareholders should consider the secondary market for our securities to be an extremely limited market for the resale of our securities, until such time that a trading market for our shares of common stock has developed, if any.

  There are 412 shareholders of our common stock, holding a total of 12,481,724 shares. On January 8, 2012, George Christodoulou entered into a convertible promissory note with the Company in the principal amount of $8,500 accruing interest at 10% per annum for a period of two years, convertible into fully-paid and nonassesable shares of the Company’s common stock.  On January 8, 2012, Robert J. Nielson entered into a convertible promissory note with the Company in the principal amount of $7,622 accruing interest at 10% per annum for a period of two years, convertible into fully-paid and nonassesable shares of the Company’s common stock.   All of these shares are "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act. The Company has not provided to any shareholder registration rights to register under the Securities Act any shareholder's shares for sale.

Neither the Company, nor our officers or directors have, at the present time, any plans, proposals, arrangements, understandings or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination.  Nevertheless, in the event that substantial amounts of common stock are sold in the public market subsequent to a business combination, such sales may adversely affect the price for the sale of the Company's equity securities in any trading market which may develop, if at all.  No prediction can be made as to the effect, if any, that market sales of restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

Dividends

We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends prior to the consummation of a business combination.  The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then existing board of directors.  It is the present intention of our directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Item 10.  Recent Sales of Unregistered Securities

None.

Item 11.  Description of Company’s Securities to be Registered

The authorized capital stock of our company consists of 200,000,000 shares of common stock, par value $0.001 per share, of which there are 12,481,724 issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.001 per share, of which there are none issued and outstanding.  The following summarized the important provisions of our capital stock.

We have not authorized the issuance of any securities, whether debt or equity, other than the securities described below.

Common Stock

Our holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.  Nevada law permits the holders of the minimum number of shares necessary to take action at a meeting of shareholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided notice is given to all other shareholders, if any. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive, redemption provisions or other subscription rights.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock, $0.001 par value.  As of the date of this registration statement, there are no preferred shares issued and outstanding.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

There is no present market for our securities.  We presently have 12,481,724 shares of common stock issued and outstanding, all of which are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. The SEC has concluded that Rule 144 is not available for resale transactions for securities issued by blank check companies and, consequently, the resale of such securities cannot occur without registration under the Securities Act.  Further, promoters and affiliates of a blank check company and their transferees would be considered "underwriters" under the Securities Act when reselling the securities of a blank check company. The SEC also states that these securities can only be resold through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of that Rule. As a result of the foregoing, our current shareholders will not be able to rely on the provisions of Rule 144, unless and until a merger or acquisition of an operating company is consummated and the Company files necessary filings with the SEC.

Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time. In order to qualify for listing on the NASDAQ, a company must meet fairly stringent financial requirements.  If, after a business combination, we do not meet the qualifications for listing on the NASDAQ, we may apply for quotation of our securities on the OTC Bulletin Board or OTC Markets. In certain cases we may elect to have our securities initially quoted in the "pink sheets" published by OTC Markets Group, Inc.

Our common stock may never be listed on the NASDAQ or any other stock exchange.  In addition, there can be no assurance that we will find a market maker and be quoted on the OTC Bulletin Board or OTC Markets.  Further, an active market may not develop even if we become listed on the OTC Bulletin Board or OTC Markets.

Rule 504 of Regulation D

The SEC is of the opinion that Rule 504 of Regulation D, which exempts from Securities Act registration limited offerings and sales of securities not exceeding $1,000,000, is not available to blank check companies.

Anti-Takeover Provisions

a)	In General

The Nevada Revised Statutes contain provisions designed to enhance the ability of our board of directors to respond to attempts to acquire control of the Company. These provisions may discourage takeover attempts which have not been approved by the board of directors. This could include takeover attempts that shareholders, if any, other than our majority shareholder, deem to be in their best interest. These provisions may adversely affect the price that a potential purchaser would be willing to pay for our outstanding shares of common stock.  These provisions may deprive shareholders, other than our majority shareholder, of the opportunity to obtain a takeover premium for your shares of common stock. These provisions could make the removal of incumbent management more difficult. These provisions may enable a minority of our directors and the holders of a minority of our outstanding voting shares to prevent, discourage or make more difficult a merger, tender offer or proxy contest, even though the transactions may be favorable to the interests of shareholders. These provisions could also potentially adversely affect the market price of our shares of common stock, if any.

b)	Authorized but Unissued Stock

The authorized but unissued shares of our common and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans, if any. The existence of authorized, but unissued shares of common and preferred stock may enable our board of directors to issue shares of capital stock to persons friendly to our officers and directors and/or to our shareholders. This may have the effect of discouraging attempts to obtain control of the Company.

c)	Evaluation of Acquisition Proposals

Our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of the assets of the Company, or any similar extraordinary transaction, may consider all relevant facts including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers and other constituencies of the Company, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price, if any, for our outstanding shares of capital stock and our then current value in a freely-negotiated transaction. Our officers and directors believe that these provisions are in the long-term best interests of the Company and our shareholders.

Transfer Agent

American Registrar & Transfer Co., 342 East 900 South • Salt Lake City, UT 84111, telephone 801-363-9065.

Item 12.  Indemnification of Officers and Directors

Our bylaws contain the broadest form of indemnification for our officers and directors permitted under Nevada law. Our bylaws generally provide as follows:

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) Is not liable pursuant to NRS 78.138, or (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraphs, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Our bylaws provide that we will advance to any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer. Our bylaws require that the person proposed to be indemnified shall first have submitted a written claim to the Company requesting indemnification and stipulating that all funds advanced shall be repaid to the Company if it shall be finally determined by our board of directors that the indemnitee is not entitled to indemnification.

Item 13.  Financial Statements and Supplementary Data

[The Remainder of This Page Intentionally Left Blank]

New Century Resources Corporation
(A Development Stage Company)
December 31, 2013 and 2012

Index to Financial Statements

Contents	Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets at December 31, 2013 and December 31, 2012	F-3
Statements of Operations for the years ended December 31, 2013 and 2012, and for the period from December 12,2000 (inception as restated) through December 31, 2013	F-4
Statement of Member’s and Stockholder’s Equity (Deficit) for the period from December 12, 2000 (inception as restated) through December 31, 2013	F-5
Statement of Cash Flows for years ended December 31, 2013 and 2012, and for the period from December 12, 2000 (inception as restated) through December 31, 2013	F-6
Notes to the Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of:
New Century Resources Corporation
Boca Raton, Florida

We have audited the accompanying balance sheets of New Century Resources Corporation, a business development stage entity, as of December 31, 2013 and 2012 and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from January 1, 2005 (re-entry in development stage) to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Century Resources Corporation, a business development stage entity, as of December 31, 2013 and 2012 and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from January 1, 2005 (re-entry in development stage) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a history of losses and negative cash flows from operating activities, a working capital deficit, and a stockholders' deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co., CPAs, LLC
Clearwater, FL
February 24, 2014

New Century Resources Corporation
(A Development Stage Enterprise)
Balance Sheets
	December 31	December 31
	2013	2012
ASSETS
Current assets:
Cash	-	-
Total current assets	-	-

Total assets	$-	$-

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	9,035	644
Accrued interest	3,195	1,582
Advances from shareholders	2,144	-
Convertible notes payable, shareholders	16,122	-
Total current liabilities	30,496	2,226

Long-term liabilities:
Convertible notes payable, shareholders	-	16,122
Total long-term liabilities	-	16,122

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 50,000,000 authorized;
no shares issued	-	-
Common stock, $.001 par value, 200,000,000 authorized;
12,481,724 and 12,481,724 shares issued and outstanding	12,482	12,482
Additional paid in capital	1,760,158	1,760,158
Accumulated deficit, prior operations	(1,775,097)	(1,775,097)
Deficit accumulated during the development stage	(28,039)	(15,891)
Total stockholders' deficit	(30,496)	(18,348)
Total liabilities and stockholders' equity	$-	$-

See auditor’s report and notes to the audited financial statements.

New Century Resources Corporation
(A Development Stage Enterprise)
Statements of Operations
			Cumulative, During Business Development, January 1, 2005
	Twelve Months	Twelve Months	through
	December 31	December 31	December 31
	2013	2012	2013

Sales	$-	-	$-
Cost of Sales	-	-	-

Gross profit	-	-	-

General and administrative expenses:
Legal and professional fees	8,383	-	22,072
Other general and administrative	2,152	644	2,772
Total operating expenses	10,535	644	24,844
(Loss) from operations	(10,535)	(644)	(24,844)

Other income (expense):
Interest (expense)	(1,613)	(1,582)	(3,195)
(Loss) before taxes	(12,148)	(2,226)	(28,039)

Provision (credit) for taxes on income
Net (loss)	$(12,148)	(2,226)	$(28,039)

Basic earnings (loss) per common share	(0.00)	(0.00)

Weighted average number of shares outstanding	12,481,724	12,481,724

See auditor’s report and notes to the audited financial statements.

New Century Resources Corporation
(A Development Stage Enterprise)
STATEMENTS OF STOCKHOLDERS' DEFICIT
As of December 31, 2013

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID IN	ACCUM	TOTAL
	Shares	Amount	Shares	Amount	CAPITAL	DEFICIT	DEFICIT

Balance, December 31, 2004	-	-	12,481,724	$12,482	$1,760,158	$(1,775,097)	$(2,457)

Net income (loss)						(1,979)	(1,979)

Balance, December 31, 2005	-	-	12,481,724	12,482	1,760,158	(1,777,076)	(4,436)

Net income (loss)						(1,979)	(1,979)

Balance, December 31, 2006	-	-	12,481,724	12,482	1,760,158	(1,779,054)	(6,414)

Net income (loss)						(1,979)	(1,979)

Balance, December 31, 2007	-	-	12,481,724	12,482	1,760,158	(1,781,033)	(8,393)

Net income (loss)						(1,979)	(1,979)

Balance, December 31, 2008	-	-	12,481,724	12,482	1,760,158	(1,783,011)	(10,372)

Net income (loss)						(1,709)	(1,709)

Balance, December 31, 2009	-	-	12,481,724	12,482	1,760,158	(1,784,720)	(12,080)

Net income (loss)						(2,334)	(2,334)

Balance, December 31, 2010	-	-	12,481,724	12,482	1,760,158	(1,787,053)	(14,414)

Net income (loss)						(1,709)	(1,709)

Balance, December 31, 2011	-	-	12,481,724	12,482	1,760,158	(1,788,762)	(16,122)

Net income (loss)						(2,226)	(2,226)

Balance, December 31, 2012	-	-	12,481,724	12,482	1,760,158	(1,790,988)	(18,348)

Net income (loss)						(12,148)	(12,148)

Balance, December 31, 2013	-	-	12,481,724	$12,482	$1,760,158	$(1,803,136)	$(30,496)

See auditor’s report and notes to the audited financial statements.

New Century Resources Corporation
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
Cumulative, During Business Development, January 1, 2005

	Twelve Months Ended	Twelve Months Ended
through
	December 31	December 31	December 31
	2013	2012	2013

Cash flows from operating activities:
Net (loss)	$(12,148)	$(2,226)	$(28,039)

Adjustments to reconcile net (loss) to cash
provided (used) by developmental stage activities:
Change in current assets and liabilities:
Advances from shareholders and related party's	2,144	-	18,266
Accounts payable and accrued expenses	10,004	2,226	9,773
Net cash flows from operating activities	-	-	-

Cash flows from investing activities:
Net cash flows from investing activities	-	-	-

Cash flows from financing activities:
Net cash flows from financing activities	-	-	-
Net cash flows	-	-	-

Cash and equivalents, beginning of period	-	-	-
Cash and equivalents, end of period	$-	$-	$-

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See auditor’s report and notes to the audited financial statements.

New Century Resources Corporation
 (A Development Stage Company)
December 31, 2013
Notes to the Financial Statements

Note 1 - Organization and Operations

New Century Resources Corporation

New Century Resources Corporation (the Company), was incorporated under the laws of the State of Utah in July of 1979 as WEM Petroleum, Inc. From inception through 1981, the Company conducted operations in the oil and gas industry. Pursuant to an option granted the Company in August of 1979, the Company exercised its right to drill exploratory wells on 640 acres in Cache County, Utah. Although various wells were drilled and completed, the Company did not realize any revenues from these oil and gas operations. In 1984, the Company attempted to refocus its business efforts into the mining industry by entering into an option to lease property and mining equipment in Montana. It ceased any significant business operations in the latter part of the 1980's when it failed to exercise the option, due to lack of funding. In 1988, the Company made an effort to commence conducting business again by expanding its business purpose to include the marketing and development of high-tech products. The Company's Board was also authorized to seek out suitable candidates for acquisition or merger. In addition, the Company authorized a reverse split of its issued and outstanding shares one (1) share for ten (10) shares, although the same was never affected. The Company ceased doing business until late 1993.

In October 1993, the Corporation changed its name to New Century Resources Corporation, acquiring 100% of the outstanding stock of G.C. Gulf Western Trading Limited (G.C.) in exchange for 7,200,000 shares of stock, which gave the stockholders of G.C. control of the Corporation by which it has conducted its operations. This acquisition was accounted for as a reverse merger or recapitalization of G.C.  No goodwill or other write-up to fair market value of the assets of G.C. occurred at the time of the merger. In 1994, the company was re-domiciled in the state of Nevada. The Nevada entity became the surviving corporation and the Utah Corporation was dissolved on February 14, 1994. As a result of the merger/change of domicile, the Articles of Incorporation of the Nevada entity became the Articles of the Company.

The Company divested itself of its 100% owned subsidiary G.C. on December 12, 2000, thereby eliminating the Trekkopje mining claims, a capitalized cost of $10,533,252, the related liabilities amounting to $8,500,000 from its acquisition, the note payable to its principal stockholder, which aggregated, came to a total of $1,046,640, and any claims to accrued interest. This divestiture was the unanimous decision of the board of directors, which was based in part, upon the Corporation's inability to raise the necessary capital to fund the exploration and development of the Trekkopje Uranium reserves. In addition, a feasibility study conducted by Dr. Brian Hambleton played crucial role in their decision making process, concluding that, due to the current Uranium market, exploitation of the Uranium reserves on the property would not be financially viable, and did not foresee any immediate or mid-term prospects in world market conditions and pricing which would lead to a pricing level justifiable of the exploitation of the Uranium reserves.

The Company has no commitments, understandings, or agreements with regard to any proposed business operations or opportunities. It is the intention of Management to actively solicit interested third parties who may be interested in acquiring a controlling interest in what is essentially a "shell" corporation. Such transactions are commonly referred to as "reverse mergers", whereby the Company would acquire all the issued and outstanding shares of a private entity in exchange for a controlling interest in the public company. No assurance can be given that Management of the Company will be successful in attracting a suitable candidate for this type of transaction or some other type of business combination; or what time frame might be involved in consummating any such transaction.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of December 12, 2000.

Upon the disposition the Company re-entered the business development stage, and accumulated deficits during the business development stage are reported effective as of January 1, 2005.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; inventory valuation and obsolescence; revenue recognized or recognizable; sales returns and allowances; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will be a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of a Company’s financial assets and liabilities, such as cash, prepaid expenses and accounts payable, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholder due to their related party nature.

Fiscal Year-End

The Company elected December 31 as its fiscal year-end date.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a.) affiliates of the Company; b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.)  principal owners of the Company; e.) management of the Company; f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of or combined financial statements is not required in those statements. The disclosures shall include:  a.) the nature of the relationship(s) involved ; b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the  financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company has not generated revenues during the business development stage.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company has incurred losses from inception, and has not been subject to any income taxes, foreign or U. S. The Company has recognized no income tax assets from future benefits of its loss carry forward, as realization is doubtful. The Company has not filed a consolidated tax return, so it is doubtful that any of its losses will be available for U. S. federal income tax purposes, as its operating subsidiary, G.C., incurred the majority of the losses in the development of a Uranium mine in Namibia.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the years ended December 31, 2013 or 2012.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

As of December 31, 2013, there are potential share equivalents based on conversion options associated with our convertible promissory notes (approximately 16,122,000 potential shares), however, due to net operating losses sustained, anti-dilution issues are not applicable.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer, considers its financial statements issued when they are widely distributed to users, such as filing them on EDGAR.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at December 31, 2013 resulting from a history of net losses and net cash used in operating activities for the year then ended, negative working capital and no revenues earned during the period. The Company seeks the consummation of a reverse merger with another operating company but has had and will have no active operations until such reverse merger is finalized.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Convertible Notes Payable

Convertible Demand Notes Payable

On January 8, 2012, the Company entered into a convertible promissory note with George Christodoulou, the Company’s President, in the amount of $8,500, and bears interest at 10% per annum.  The note is convertible into shares of the Company stock, at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the twelve months ended December 31, 2013, no shares were issued in satisfaction of payments and therefore no recognition of a beneficial conversion was made for the period.  Since there is an option for repayment in cash, the beneficial conversion will be determined at the time of demand if shares are used in satisfaction of the payment request.  The remaining principal balance on this convertible note payable was $8,500 and $8,500 as of December 31, 2013 and 2012, respectively.

On January 8, 2012, the Company entered into a convertible promissory note with Robert J. Nielson in the amount of $7,622, and bears interest at 10% per annum.  The note is convertible into shares of the Company stock, at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the twelve months ended December 31, 2013, no shares were issued in satisfaction of payments and therefore no recognition of a beneficial conversion was made for the period.  Since there is an option for repayment in cash, the beneficial conversion will be determined at the time of demand if shares are used in satisfaction of the payment request.  The remaining principal balance on this convertible note payable was $7,622 and $7,622 as of December 31, 2013 and 2012, respectively.

Consulting Agreement

On October 7, 2013, the Company entered into a Consulting Agreement with Robert J. Nielson whereby Mr. Nielson will act as an independent consultant for a period of one year, automatically extending for one year periods on each anniversary date.  Pursuant to the terms of the Agreement, the Company agreed to pay compensation in the amount of $3,000 per month and is entitled to accrue said compensation for up to any period not to exceed three months’ time.  As of December 31, 2013, the Company has accrued $8,384 in compensation payable to Mr. Nielson. On January 1, 2014, subsequent to the year end, the Company and Mr. Nielson terminated this arrangement.

Note 5 – Stockholder’s Equity

Preferred Stock

The authorized preferred capital of the Company is 50,000,000 preferred shares, par value $0.001, of which none are issued or outstanding.

Common Stock

The authorized capital of the Company is 200,000,000 common shares, par value $0.001, of which 12,481,724 are issued or outstanding.

On January 8, 2012, the Company entered into convertible promissory notes with Robert J. Nielson, a consultant and shareholder, and George Christodoulou, the Company’s President, , in the amounts of $7,622 and $8,500 respectively (see Note 6).  The notes are convertible into shares of the Company stock, at the demand of the lenders.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the twelve months ended December 31, 2013, no shares were issued in satisfaction of payments.

Note 6 – Related Party Transactions

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Advances from Shareholder

From time to time, stockholders of the Company will make advances to the Company for working capital purposes. As of December 31, 2013 and 2012, the Company’s stockholder advances totaled $2,144 and $0, respectively. These advances are non-interest bearing and payable on demand.

Convertible Demand Note Payable

On January 8, 2012, the Company entered into a convertible promissory note with George Christodoulou, the Company’s president, in the amount of $8,500.  The twenty-four month note bears interest at 10% per annum and is convertible into shares of the

Company’s common stock at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the twelve months ended December 31, 2013, no shares were issued in satisfaction of payments.  The balance, including principal and accrued interest, as of December 31, 2013 and 2012 is $10,185 and $9,334, respectively.

On January 8, 2012, the Company entered into a twenty-four month convertible promissory note with Robert J. Nielson in the amount of $7,622, bearing interest at 10% per annum.  The note is convertible into shares of the Company stock, at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the twelve months ended December 31, 2013, no shares were issued in satisfaction of payments.  The balance, including principal and accrued interest, as of December 31, 2013 and 2012, was $9,133 and $8,370, respectively.

Note 7 – Executive Compensation

Since 1994, the Company has not paid any compensation to officers, directors or executives. The Board of Directors has adopted a general resolution generally permitting the payment of executive compensation, but neither compensation amounts nor any plan for the payment of the same have been approved. It is not anticipated that any executive compensation will be paid, aside from the reimbursement of out-of-pocket expenses, unless or until the Company is able to enter into revenue producing activities.

The Company has not adopted, and does not intend to adopt in the foreseeable future, any stock appreciation rights, compensation plan providing for cash, shares or other compensation to any executive or long term incentive plan.

Note 8 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

New Century Resources Corporation
September 30, 2014 and 2013

New Century Resources Corporation
(A Development Stage Enterprise)
Balance Sheets	September 30	December
	2014	2013
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	-	-
Total current assets	-	-

Total assets	$-	$-

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	9,478	9,035
Accrued interest	4,402	3,195
Advances from shareholders	13,738	2,144
Total current liabilities	27,618	14,374

Long-term liabilities:
Convertible notes payable, shareholders	16,122	16,122
Total long-term liabilities	16,122	16,122

Total liabilities	43,740	30,496

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 50,000,000 authorized;
no shares issued	-	-
Common stock, $.001 par value, 200,000,000 authorized;
12,481,724 and 12,481,724 shares issued and outstanding	12,482	12,482
Additional paid in capital	1,760,158	1,760,158
Accumulated deficit, prior operations	(1,775,097)	(1,775,097)
Deficit accumulated during the development stage	(41,282)	(28,039)
Total stockholders' deficit	(40,161)	(30,496)
Total liabilities and stockholders' equity	$-	$-

See auditor’s report and notes to the audited financial statements.

New Century Resources Corporation
(A Development Stage Enterprise)
Statements of Operations

	Three Months	Three Months	Nine Months	Nine Months
	September 30	September 30	September 30	September 30
	2014	2013	2014	2013

Sales	$ ---	---	---	---
Cost of Sales	---	---	---	---

Gross profit	---	---	---	---

General and administrative expenses:
Legal and professional fees	3,173	---	12,037	---
Other general and administrative	---	---	---	---
Total operating expenses	3,173	---	12,037	---
(Loss) from operations	(3,173)	---	(12,037)	---

Other income (expense):
Interest (expense)	(407)	(407)	(1,207)	(1,207)
(Loss) before taxes	(3,580)	(407)	(13,244)	(1,207)

Provision (credit) for taxes on income	---	---	---	---
Net (loss)	$(3,580)	(407)	(13,244)	(1,207)

Basic earnings (loss) per common share	(0.00)	(0.00)	(0.00)	(0.00)

Weighted average number of shares outstanding	12,481,724	12,481,724	12,481,724	12,481,724

See auditor’s report and notes to the audited financial statements.

New Century Resources Corporation
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

	Nine Months Ended		Nine Months Ended

	September 30		September 30
	2014		2013

Cash flows from operating activities:
Net (loss)		$(13,144)		$(1,207)

Change in current assets and liabilities:
Accounts payable and accrued expenses		1,650		563
Net cash flows from operating activities		(11,594)		(644)

Cash flows from financing activities:
Advances from shareholders and related party's		11,594		644
Net cash flows from financing activities		11,594		644

Net cash flows		---		---

Cash and equivalents, beginning of period		---		---
Cash and equivalents, end of period	$	---	$	---

Supplemental cash flow disclosures:
Cash paid for interest	$	---	$	---
Cash paid for income taxes	$	---	$	---

See auditor’s report and notes to the audited financial statements.

New Century Resources Corporation
 (A Development Stage Company)
September 30, 2014
Notes to the Financial Statements
Note 1 - Organization and Operations

New Century Resources Corporation

New Century Resources Corporation (the Company), was incorporated under the laws of the State of Utah in July of 1979 as WEM Petroleum, Inc. From inception through 1981, the Company conducted operations in the oil and gas industry. Pursuant to an option granted the Company in August of 1979, the Company exercised its right to drill exploratory wells on 640 acres in Cache County, Utah. Although various wells were drilled and completed, the Company did not realize any revenues from these oil and gas operations. In 1984, the Company attempted to refocus its business efforts into the mining industry by entering into an option to lease property and mining equipment in Montana. It ceased any significant business operations in the latter part of the 1980's when it failed to exercise the option, due to lack of funding. In 1988, the Company made an effort to commence conducting business again by expanding its business purpose to include the marketing and development of high-tech products. The Company's Board was also authorized to seek out suitable candidates for acquisition or merger. In addition, the Company authorized a reverse split of its issued and outstanding shares one (1) share for ten (10) shares, although the same was never affected. The Company ceased doing business until late 1993.

In October 1993, the Corporation changed its name to New Century Resources Corporation, acquiring 100% of the outstanding stock of G.C. Gulf Western Trading Limited (G.C.) in exchange for 7,200,000 shares of stock, which gave the stockholders of G.C. control of the Corporation by which it has conducted its operations. This acquisition was accounted for as a reverse merger or recapitalization of G.C.  No goodwill or other write-up to fair market value of the assets of G.C. occurred at the time of the merger. In 1994, the company was re-domiciled in the state of Nevada. The Nevada entity became the surviving corporation and the Utah Corporation was dissolved on February 14, 1994. As a result of the merger/change of domicile, the Articles of Incorporation of the Nevada entity became the Articles of the Company.

The Company divested itself of its 100% owned subsidiary G.C. on December 12, 2000, thereby eliminating the Trekkopje mining claims, a capitalized cost of $10,533,252, the related liabilities amounting to $8,500,000 from its acquisition, the note payable to its principal stockholder, which aggregated, came to a total of $1,046,640, and any claims to accrued interest. This divestiture was the unanimous decision of the board of directors, which was based in part, upon the Corporation's inability to raise the necessary capital to fund the exploration and development of the Trekkopje Uranium reserves. In addition, a feasibility study conducted by Dr. Brian Hambleton played crucial role in their decision making process, concluding that, due to the current Uranium market, exploitation of the Uranium reserves on the property would not be financially viable, and did not foresee any immediate or mid-term prospects in world market conditions and pricing which would lead to a pricing level justifiable of the exploitation of the Uranium reserves.

The Company has no commitments, understandings, or agreements with regard to any proposed business operations or opportunities. It is the intention of Management to actively solicit interested third parties who may be interested in acquiring a controlling interest in what is essentially a "shell" corporation. Such transactions are commonly referred to as "reverse mergers", whereby the Company would acquire all the issued and outstanding shares of a private entity in exchange for a controlling interest in the public company. No assurance can be given that Management of the Company will be successful in attracting a suitable candidate for this type of transaction or some other type of business combination; or what time frame might be involved in consummating any such transaction.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of December 12, 2000.

Upon the disposition the Company re-entered the business development stage, and accumulated deficits during the business development stage are reported effective as of January 1, 2005.

Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since January 1, 2005 have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.  Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; inventory valuation and obsolescence; revenue recognized or recognizable; sales returns and allowances; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will be a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of a Company’s financial assets and liabilities, such as cash, prepaid expenses and accounts payable, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholder due to their related party nature.

Fiscal Year-End

The Company elected December 31 as its fiscal year-end date.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a.) affiliates of the Company; b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.)  principal owners of the Company; e.) management of the Company; f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of or combined financial statements is not required in those statements. The disclosures shall include:  a.) the nature of the relationship(s) involved ; b.) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the  financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company has not generated revenues during the business development stage.

Income Taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company has incurred losses from inception, and has not been subject to any income taxes, foreign or U. S. The Company has recognized no income tax assets from future benefits of its loss carry forward, as realization is doubtful. The Company has not filed a consolidated tax return, so it is doubtful that any of its losses will be available for U. S. federal income tax purposes, as its operating subsidiary, G.C., incurred the majority of the losses in the development of a Uranium mine in Namibia.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the nine months ended September 30, 2014 or 2013.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

As of September 30, 2014, there are potential share equivalents based on conversion options associated with our convertible promissory notes (approximately 16,122,000 potential shares), however, due to net operating losses sustained, anti-dilution issues are not applicable.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer, considers its financial statements issued when they are widely distributed to users, such as filing them on EDGAR.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at September 30, 2014 resulting from a history of net losses and net cash used in operating activities for the nine months then ended, negative working capital and no revenues earned during the period. The Company seeks the consummation of a reverse merger with another operating company but has had and will have no active operations until such reverse merger is finalized.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Convertible Notes Payable

Convertible Demand Notes Payable

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at September 30, 2014 resulting from a history of net losses and net cash used in operating activities for the nine months then ended, negative working capital and no revenues earned during the period. The Company seeks the consummation of a reverse merger with another operating company but has had and will have no active operations until such reverse merger is finalized.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Convertible Notes Payable

Convertible Demand Notes Payable

On January 8, 2012, the Company entered into a convertible promissory note with George Christodoulou, the Company’s President, in the amount of $8,500, and bears interest at 10% per annum.  The note is convertible into shares of the Company stock, at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the nine months ended September 30, 2014, no shares were issued in satisfaction of payments and therefore no recognition of a beneficial conversion was made for the period.  Since there is an option for repayment in cash, the beneficial conversion will be determined at the time of demand if shares are used in satisfaction of the payment request.  The remaining principal balance on this convertible note payable was $8,500 and $8,500 as of September 30, 2014 and 2013, respectively.

On January 8, 2012, the Company entered into a convertible promissory note with Robert J. Nielson in the amount of $7,622, and bears interest at 10% per annum.  The note is convertible into shares of the Company stock, at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the nine months ended September 30, 2014, no shares were issued in satisfaction of payments and therefore no recognition of a beneficial conversion was made for the period.  Since there is an option for repayment in cash, the beneficial conversion will be determined at the time of demand if shares are used in satisfaction of the payment request.  The remaining principal balance on this convertible note payable was $7,622 and $7,622 as of September 30, 2014 and 2013, respectively.

Consulting Agreement

On October 7, 2013, the Company entered into a Consulting Agreement with Robert J. Nielson whereby Mr. Nielson will act as an independent consultant for a period of one year, automatically extending for one year periods on each anniversary date.  Pursuant to the terms of the Agreement, the Company agreed to pay compensation in the amount of $3,000 per month and is entitled to accrue said compensation for up to any period not to exceed three months’ time.

Effective January 1, 2014, Mr. Nielson provided notice to the Company that he will no longer continue to perform under the Consulting Agreement and the Company accepted his resignation.  As a result, the Company has not accrued compensation for the nine months ended September 30, 2014.

As of September 30, 2014, the balance owed by the Company to Mr. Nielson is $8,384.

Note 5 – Stockholder’s Equity

Preferred Stock

The authorized preferred capital of the Company is 50,000,000 preferred shares, par value $0.001, of which none are issued or outstanding.

Common Stock

The authorized capital of the Company is 200,000,000 common shares, par value $0.001, of which 12,481,724 are issued or outstanding.

On January 8, 2012, the Company entered into convertible promissory notes with Robert J. Nielson, a consultant and shareholder, and George Christodoulou, the Company’s President, , in the amounts of $7,622 and $8,500 respectively (see Note 6).  The notes are convertible into shares of the Company stock, at the demand of the lenders.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the nine months ended September 30, 2014, no shares were issued in satisfaction of payments.
Note 6 – Related Party Transactions

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Advances from Shareholder

From time to time, stockholders of the Company will make advances to the Company for working capital purposes. As of September 30, 2014 and 2013, the Company’s stockholder advances totaled $13,738 and $2,144, respectively. These advances are non-interest bearing and payable on demand.

Convertible Demand Note Payable

On January 8, 2012, the Company entered into a convertible promissory note with George Christodoulou, the Company’s president, in the amount of $8,500.  The twenty-four month note bears interest at 10% per annum and is convertible into shares of the Company’s common stock at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the nine months ended September 30, 2014, no shares were issued in satisfaction of payments.  The balance, including principal and accrued interest as of September 30, 2014 and 2013 is $10,821 and $9,970, respectively.

On January 8, 2012, the Company entered into a twenty-four month convertible promissory note with Robert J. Nielson in the amount of $7,622, bearing interest at 10% per annum.  The note is convertible into shares of the Company stock, at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the nine months ended September 30, 2014, no shares were issued in satisfaction of payments.  The balance, including principal and accrued interest as of September 30, 2014 and 2013, was $9,704 and $8,941, respectively.

Note 7 – Executive Compensation

Since 1994, the Company has not paid any compensation to officers, directors or executives. The Board of Directors has adopted a general resolution generally permitting the payment of executive compensation, but neither compensation amounts nor any plan for the payment of the same have been approved. It is not anticipated that any executive compensation will be paid, aside from the reimbursement of out-of-pocket expenses, unless or until the Company is able to enter into revenue producing activities.

The Company has not adopted, and does not intend to adopt in the foreseeable future, any stock appreciation rights, compensation plan providing for cash, shares or other compensation to any executive or long term incentive plan.

Note 8 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence on the foregoing pages.

(b)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation
3.2 10.1 10.2 23.1	Bylaws Convertible Note of George Christodoulou Convertible Note of Robert J. Nielson Consent of Messineo & Co., CPAs, LLC

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW CENTURY RESOURCES CORPORATION

Date:	December 3, 2014	By:	/s/ George Christodoulou
George Christodoulou
President and Chief Executive Officer and Chief Financial Officer (Principal Executive Officer & Principal Financial Officer)